UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  January 10, 2005

PROGINET CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30151	11-3264929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Garden City Plaza, Garden City, New York		11530
(Address of Principal Executive Offices)		(Zip Code)

(516) 535-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 14, 2005, Proginet Corporation (the “Company”) filed a Current Report on Form 8-K reporting the acquisition of certain assets and the business of Blockade Systems Corp. (“Blockade”) by  the Company. This amendment number 1 amends Item 9.01 of the subject Current Report on Form 8-K to provide the financial statements and pro forma financial information as set forth in Item 9.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 10, 2005, the Company entered into and closed an Asset Purchase Agreement (the “Agreement) between the Company and Blockade Systems Corp. (“Blockade”), a privately-held Canadian corporation. Pursuant to the Agreement, Proginet acquired certain assets and the business of Blockade and assumed certain Blockade liabilities, for a cash purchase price of $2,354,291, subject to post-closing purchase price adjustments to be determined within 60 days following the closing. In accordance with the Agreement, twenty percent of the purchase price was placed in escrow with an escrow agent at closing for settlement of these adjustments. The assets acquired by Proginet include intellectual property, customer contracts, equipment and other tangible personal property.

In accordance with SFAS No. 141, “Business Combinations,” the acquisition has been accounted for under the purchase method of accounting. The recorded fair values of the assets acquired and liabilities assumed represent management’s estimate of current fair values. The total purchase price was allocated to the net tangible assets and intangible assets acquired based on estimates of fair value at the date of acquisition. The allocation of the total purchase price to the acquired technology and other intangible assets, including maintenance contracts, was based on management’s best estimate. The Company allocated $85,580 of the total purchase price to goodwill, which is deductible for income tax purposes.

The preliminary calculation of the total purchase price is as follows:

Cash	$2,294,768
Acquisition expenses	59,523
Total Purchase Price	$2,354,291

The following preliminary allocation of the total purchase price reflects the fair value of the assets acquired and liabilities assumed as of January 14, 2005:

Prepaid expenses	$15,000
Computer equipment	29,350
Intangible assets (a)	2,700,852
Goodwill	85,580
Deferred Revenue	(476,491)
Total Purchase Price	$2,354,291

(a)           Includes $1,199,078 for customer relationships and $1,501,774 for purchased software, which are subject to amortization over a period of five years.

SFAS 141 requires that an acquiring enterprise allocate the cost of an entity acquired in a business combination to the individual assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The fair value of maintenance deferred revenues in a business combination generally is not readily available and, accordingly, in practice, the fair value of an assumed liability (which must arise from a legal performance obligation) related to deferred revenue is estimated based on the direct cost of fulfilling the obligation plus a normal profit margin thereon. Also, in practice, the normal profit margin is limited to the profit margin on the costs to provide the product or service (that is, the fulfillment effort).

Management believes that the purchase accounting related to the Blockade acquisition will be finalized by the end of the current fiscal year.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of Businesses Acquired.

The following consolidated financial statements of Blockade Systems Corp. together with the auditors reports signed thereon and filed as Exhibit 99.2 to this report:

1.                                       Consolidated Balance Sheets at September 30, 2004 and 2003

2.                                       Consolidated Statements of Operations and Deficit for the years ended September 30, 2004 and 2003

3.                                       Consolidated Statements of Cash Flows for the years ended September 30, 2004 and 2003

4.                                       Notes to Consolidated Financial Statements.

(b)                                 Pro Forma Financial Information.

The unaudited pro forma combined condensed statements of operations for the year ended July 31, 2004 and for the six month period ended January 31, 2005 are filed as Exhibit 99.3 to this report.

(c)                                  Exhibits.

Exhibit Number	Description

23.1	Consent of PKF Hill LLP
23.2	PKF Hill Comments for U.S. readers on Canada - United States Reporting Differences (2004)
23.3	2003 Audit Report of Ernst & Young LLP
23.4	Consent of Ernst & Young LLP
23.5	Ernst & Young LLP Comments for U.S. readers on Canada - United States Reporting Differences (2003)
99.2	Blockade Systems Corp. Consolidated Financial Statements
99.3	Unaudited Pro Forma Combined Condensed Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proginet Corporation
(Registrant)

Date:	March 30, 2005	By:
/s/ Kevin M. Kelly
		Name:	Kevin M. Kelly
		Title:	President/Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of PKF Hill LLP
23.2	PKF Hill comments for U.S. readers on Canada - United States Reporting Differences (2004)
23.3	2003 Audit Report of Ernst & Young LLP
23.4	Consent of Ernst & Young LLP
23.5	Ernst & Young LLP Comments for U.S. readers on Canada - United States Reporting Differences (2003)
99.2	Blockade Systems Corp. Consolidated Financial Statements
99.3	Unaudited Pro Forma Combined Condensed Financial Statements